                                                        CONFIDENTIAL TREATMENT

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                EXHIBIT 10.1
==============================================================================


                               BUSINESS AGREEMENT

                       CONCERNING DISTRIBUTION AND SUPPORT

                                       OF

                       HPL PRODUCTS AND SERVICES IN JAPAN

                                       BY

                              CANON SALES CO., INC.


==============================================================================

TABLE OF CONTENTS

1  DISTRIBUTION AGREEMENT DECLARATIONS................................     6

2  APPOINTMENT OF DISTRTIBUTOR; TERMS OF PRODUCT AND SERVICES SALES...     6
  2.1   Appointment and Exclusive Right...............................     6
  2.2   Limited Agent Authority of Distributor........................     6
  2.3   Supplier Obligations Regarding Customers in Territories
          Assigned to Distributor.....................................     6
  2.4   Limitations Regarding Customers Outside Territories Assigned
          to Distributor..............................................     7
  2.5   Limitations on Products Purchased Outside Territories.........     7
  2.6   Supplier Obligations Regarding Distribution Conflict..........     7
  2.7   Product Rights and Restrictions...............................     7
  2.8   Transfer Price................................................     7
  2.9   Distributor Pricing to Customers in the Territories...........     8
  2.10  Payment Collection............................................     8
  2.11  Tax Collection and Tax Payment Responsibilities of Distributor     8
  2.12  New Products Notification and Information to Distributor......     8
  2.13  Notification, Information and Support Regarding Products
          Withdrawn...................................................     8
  2.14  Purchase Orders...............................................     8

3  OBLIGATIONS AND COVENANTS OF SUPPLIER..............................     9
  3.1   New Products..................................................     9
  3.2   Supplier Suggested International Price Schedule...............     9
  3.3   Product and Service Promotional Materials.....................     9
  3.4   Supplier Support of Distributor Marketing Programs............     9
  3.5   Trade Show Responsibilities of Supplier.......................     9
  3.6   Product Localization..........................................     9
  3.7   Product Shipment..............................................    10
  3.8   Supplier Compliance with Applicable Export Laws...............    10
  3.9   Supplier Support for Importation of Products..................    10
  3.10  Obsolete Demonstration Products...............................    10
  3.11  Technical Support Information and Materials...................    11
  3.12  Technical Seminars and Training...............................    11
  3.13  Product Warranty..............................................    11
  3.14  Product Technical and Application Support.....................    11
  3.15  Confidentiality of Information................................    12
  3.16  Supplier Master License Agreement.............................    12

4  OBLIGATIONS AND COVENANTS OF DISTRIBUTOR...........................    12
  4.1   Business Processes and Marketing of Products by Distributor
          in the Territories..........................................    12

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
RESPECT TO THE OMITTED PORTIONS.

                                                                       Page 2

  4.2   Marketing and Sales Process Activities........................    12
  4.3   Customer Demonstration and Evaluation Product Order by
          Distributor.................................................    13
  4.4   Use of Supplier Trade Names, Trademarks and Logotypes.........    14
  4.5   Assessment of Customer Requirements...........................    14
  4.6   Reports and Forecasts.........................................    14
  4.7   Records Requirements..........................................    14
  4.8   Product Identification Maintenance by Distributor.............    14
  4.9   Product Technical and Operational Knowledge...................    14
  4.10  Support Engineering...........................................    15
  4.11  Distributor Service Program...................................    15
  4.12  Warranty Restrictions.........................................    15
  4.13  Confidential Information......................................    15
  4.14  Distributor Compliance with Laws and Regulations..............    15
  4.15  Competitive Product Restrictions..............................    15

5  TERM AND TERMINATION...............................................    16
  5.1   Term of the Agreement.........................................    16
  5.2   Notice of Termination.........................................    16
  5.3   Termination Prior to Completion of the "Initial Period".......    16
  5.4   Termination for Breach........................................    16
  5.5   Causes of Termination.........................................    16
  5.6   Termination Rights of Distributor.............................    17
  5.7   End of Distributor Representation of Supplier upon Termination    17
  5.8   Continuity Upon Termination...................................    17
  5.9   Limitations of Liability......................................    18

6  INDEMNIFICATION AND LIMITATION OF LIABILITY........................    19
  6.1   General Indemnification.......................................    19
  6.2   Supplier Limited Warranty.....................................    19
  6.3   Limitations and Disclaimers As Essential Basis of Bargain.....    19

7  RELATIONSHIP OF THE PARTIES........................................    19

8  ASSIGNMENT.........................................................    20
  8.1   No Assignment Without Consent.................................    20
  8.2   Distributor Affiliate Assignment..............................    20

9  FORCE MAJEURE......................................................    20

10 NOTICES............................................................    20

11 WAIVER AND SURVIVAL................................................    21

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH
RESPECT TO THE OMITTED PORTIONS.

                                                                       Page 3

  11.1  Waiver Limitations............................................    21
  11.2  Survival of Agreement Provisions..............................    21

12 COMPLETE AGREEMENT.................................................    21

13 COUNTERPARTS.......................................................    21

14 ARBITRATION AND LAW APPLICABLE.....................................    21
  14.1  Dispute Resolution via Arbitration............................    21
  14.2  Rights Regarding Arbitration Documents Review.................    21
  14.3  Arbitration Law to be Applied.................................    22
  14.4  Governing Language............................................    22

EXHIBIT A.  STANDARD PRODUCTS PRICING.................................    23

EXHIBIT B.  TERRITORIES ASSIGNED UNDER THIS AGREEMENT.................    25

EXHIBIT C.  SUPPORT OBLIGATIONS.......................................    26

EXHIBIT D.  DEMONSTRATION AND EVALUATION PRODUCT ORDER BY
              DISTRIBUTOR.............................................    27

EXHIBIT E.  SPLIT COMPENSATION FOR MULTI-TERRITORY SALE AND SUPPORT
              RESPONSIBILITY SHARING..................................    28

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1    DISTRIBUTION AGREEMENT DECLARATIONS

     THIS AGREEMENT is made and entered into on this 15th day of March by and between HPL INC., a corporation organized and existing under the laws of the UNITED STATES OF AMERICA with its principal place of business at 2033 GATEWAY PLACE, SAN JOSE, CA 95110 (hereafter "Supplier") and CANON SALES CO., INC., a corporation organized and existing under the laws of Japan, with its principal place of business at 22-12-23, KONAN, MINATO-KU, TOKYO 108-0075, JAPAN (hereafter "Distributor").

     WHEREAS, Supplier is the owner of certain computer programs and is the provider of related service Products, for use in the semiconductor industry (the "Products"), which Products are more particularly described in Exhibit A attached hereto; and wishes to expand its market for the Products in the geographical areas (the "Territories") set forth in Exhibit B attached hereto;

     WHEREAS, Supplier wishes to appoint Distributor and Distributor wishes to accept such appointment, as the independent, exclusive (except for possible direct OEM customers of supplier as described herein) distributor of the Products in the Territories on the terms and conditions set forth herein; and

     WHEREAS, Distributor wishes to assign this Agreement to those of its subsidiaries and affiliates in the respective Territories more particularly described in Exhibit B attached hereto and Supplier acknowledges the benefits of that assignment.

     NOW, THEREFORE, Supplier and Distributor agree as follows:

2    APPOINTMENT OF DISTRIBUTOR; TERMS OF PRODUCT AND SERVICES SALES

2.1  Appointment and Exclusive Right

     Subject to all of the terms and conditions of this Agreement, Supplier hereby appoints Distributor, and Distributor hereby accepts such appointment, an exclusive right to solicit and collect orders for licensed use of the Products by others ("Licensed Users") within the Territories. Said exclusivity, however, shall not apply to sale to and licensed use of the Products by customers of Supplier OEM customers, which sell Product use licenses as standard or optional elements of either hardware or software Products under an OEM agreement with Supplier. An OEM (Original Equipment Manufacturer) is defined as an entity that purchases products and incorporates them into their own products. For example, HP bundles Supplier's BitMapView with their Agilent Versatest Series.

2.2  Limited Agent Authority of Distributor

     Distributor shall hold itself out to customers only as a limited agent of Supplier. Distributor shall have no authority to accept on behalf of Supplier any offer except as provided herein. Distributor shall make no warranties with respect to the Products which exceed the Warranties made by Supplier, except as by written agreement by Supplier.

2.3 Supplier Obligations Regarding Customers in Territories Assigned to Distributor

     Supplier shall not sell the Products directly to end-use customers in the Territories. Supplier shall refer to Distributor, within two weeks, all orders and inquiries relating to the Products

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     originating from within or outside the Territories to the extent such orders or inquiries relate to Products destined for use within the Territories.

2.4  Limitations Regarding Customers Outside Territories Assigned to Distributor

     Distributor shall not sell the Products directly to customers outside the Territories and shall refer to Supplier within two weeks all orders and inquiries relating to the Products originating from within or outside the Territories to the extent such orders or inquiries relate to Products destined for use outside the Territories. In the event of purchase of Products by customer inside the Territories for use outside the Territories Distributor will be compensated for sales process portion of the sales as specified in Exhibit E.

2.5  Limitations on Products Purchased Outside Territories

     In any License Agreements outside the Territories subsequent to the date of this Agreement, Supplier will require that the Products purchased elsewhere may not be installed within the Territories of this Agreement without appropriate compensation to Distributor as provided in Exhibit E.

2.6  Supplier Obligations Regarding Distribution Conflict

     In negotiation or renegotiations of any agreement with any of its other distributors, agents or employees subsequent to the date of this Agreement, Supplier will insist upon a covenant that such other distributor, agent or employee will not seek customers or establish a branch or maintain any distribution outlet in conflict with the terms of this Agreement during the term of this Agreement.

2.7  Product Rights and Restrictions

     Distributor recognizes and agrees that the Products and all reproductions thereof, or any parts hereof, including all translations and derivatives, are and shall be the exclusive and confidential property and trade secrets of Supplier. Distributor may not alter the Products without the prior written permission of Supplier. Neither the Products nor any parts thereof shall be copied or modified by Distributor for any purpose outside the scope of this Agreement.

2.8  Transfer Price

     The Transfer Price paid by Distributor to Supplier for Products, licenses and services shall be determined by standard discount terms applied as a function of customer purchase order price (for standard software Products) as compared to the suggested international list prices published by Supplier as described in Exhibit A. Supplier Suggested International List Prices shall generally apply and discount terms to Distributor shall be reviewed and considered for adjustment as described in Exhibit A. Supplier may make changes to its Supplier Suggested International List Price schedule at any time upon 30 days written notice to Distributor. However, outstanding customer quotations based upon the price list in effect prior to a price change shall be honored for up to 90 days from the date of notice of the price change.

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.9  Distributor Pricing to Customers in the Territories

     Prices charged customers for standard Products sold by Distributor in the Territories shall be at the discretion of Distributor. Price quotations shall include, in addition to prices for standard Product software licenses all Distributor and Supplier Support costs not otherwise quoted as a separate line item for the customer. All support services required by Distributor on behalf of the licensed customer shall be the financial responsibility of the Distributor except as otherwise noted and agreed by Supplier and Distributor in writing in conjunction with specific customer cases.

2.10 Payment Collection

     Distributor shall collect full payment for the orders received and will pay Supplier the Supplier's portion in US Dollars, as set out in Exhibit A attached hereto. Distributor agrees to pay Supplier portion in electronic transfer within 30 days of shipment of Product to Distributor.

2.11 Tax Collection and Tax Payment Responsibilities of Distributor

     All orders quoted by Distributor shall include value added tax (V.A.T.) as required by the local government as well as any and all import and/or export taxes levied by any government which imposes taxes on the transaction or shipment and delivery processes. The responsibility for collecting these taxes and any other local taxes or duties imposed, and the subsequent payment to the government responsible for the taxation belongs entirely with Distributor, and Supplier will in no way be involved with this process or liable for any unpaid taxes. Appropriate uplift of prices quoted and charged customers above the "International Price" in order to cover all taxes imposed is the sole responsibility of the Distributor. "International Prices" provided by Supplier are to be always taken as exclusive of all taxes.

2.12 New Products Notification and Information to Distributor

     Supplier shall provide written notice of any new Product to be released. Supplier will provide sufficient information to update Product (as described in Exhibit A) and price lists and will not unreasonably withhold agreement on such changes as reflected in updated Distributor Pricing Schedule. Updated Product price list will be sent to Distributor the earlier of the following two scenarios: market conditions change significantly or quarterly (every 3 months). Product price list is an addendum and should not be part of the Distributor Agreement.

2.13 Notification, Information and Support Regarding Products Withdrawn

     Supplier shall provide written notice of any Product to be withdrawn from Supplier's Marketing Program. Supplier shall maintain support for said withdrawn Product for three years following the effective date of withdrawal from marketing, provided the customer has maintained an on-going service and maintenance agreement with Distributor on an uninterrupted basis.

2.14 Purchase Orders

     Purchase orders from the customer for the Products in the Territories are to be addressed to Distributor. Distributor shall in turn place a purchase order with Supplier for the amount of the Supplier's portion, and Supplier will ship the Products to the Distributor except as

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     otherwise specified by the Distributor in the purchase order to the supplier. Distributor shall provide a copy of original customer purchase order to Supplier along with the order placed by Distributor to Supplier on behalf of the customer. If customer purchase order is delayed the Distributor can still place an order with Supplier on behalf of the customer, as described above, with the exception that the Distributor now has up to ninety (90) days to provide Supplier with a copy of customer's original purchase order to Distributor.

3    OBLIGATIONS AND COVENANTS OF SUPPLIER

3.1  New Products

     Supplier will develop new and updated Products to meet industry requirements and provide technological advances. Supplier shall provide Distributor a schedule for release of new and revised Products. This schedule shall be made available as an element of the annual business plan for the Territories and shall be updated as to any changes on a quarterly basis during the last week of each quarter.

3.2  Supplier Suggested International Price Schedule

     Supplier shall advise Distributor of Supplier schedule of suggested list prices for customers outside the US, within 30 days of signing this agreement, and Supplier shall also advise Distributor of any changes to said prices within 30 days of such changes being made.

3.3  Product and Service Promotional Materials

     Supplier will supply Distributor with a reasonable quantity of current promotional materials, such as demo disks, literature, catalogues, posters and panels, and other advertising materials relating to the Products. Distributor shall have the right to incorporate Supplier's literature into Distributor's literature. Distributor may offer any such combined work Product to Supplier for its prior review in the interest of assuring accuracy and completeness of the information therein.

3.4  Supplier Support of Distributor Marketing Programs

     From time to time, Distributor may engage in intensive marketing activities such as trade shows, seminars, direct mailings, or special promotions. With suitable notice, Supplier shall support such activities with brochures and materials, special demonstration software, presenters and experts. Insofar as such campaigns benefit both parties, Supplier's support will be provided at its own expense.

3.5  Trade Show Responsibilities of Supplier

     At trade shows within the Territories, show costs (booth rental, booth design, set-up, dismantling, entertainment, etc.) will be borne by Distributor. Supplier shall be responsible for travel costs of its personnel and transportation costs of its equipment to and from the show place. Distributor will allocate space for representation of Supplier Products and services at all semiconductor industry trade events in which the Distributor participates.

3.6  Product Localization

     3.6.1  Definition of Product Localization

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Product Localization refers to any development, marketing or sales activity required to adapt the core Product, marketing and sales programs which Supplier has undertaken for the US market, to the primary language, culture, practices or specific customer requirements in the Territories.

     3.6.2  Standard Level of Localization of Supplier Products in the
            Territories

     The standard language of Product user interface, documentation, and labeling is English. The Products shall be developed and tested to run properly on the version of the Windows operating system implemented in the primary language of the Territories. The Product shall support data formats consistent with support of the local language according to the capabilities of localized versions of the combination of the Windows operating system, data base and other system software utilized by the Supplier Product but which is outside the development control of the Supplier.

     3.6.3  Extended Localization

     Extended Localization refers to modifications to the Product, marketing and sales programs for the Territories beyond Standard Localization as defined in 3.6.1. If requested by Distributor, Supplier will localize the Product as well as marketing and sales programs for the Territories, including but not limited to modifications to the License Agreement and country-specific labeling or packaging. Unless otherwise agreed in writing, Costs for Extended Localization shall be borne and paid by the Distributor.

     Supplier and Distributor shall both agree that proposed Extended Localization actions are commercially viable and such agreement shall not be unreasonably withheld. Any Extended Localization programs as agreed by the Parties shall be documented in writing as to specifications, schedule and cost responsibility of both Supplier and Distributor for the specified Extended Localization.

3.7  Product Shipment

     Supplier shall ship the Products to fulfill orders in the Territories to the Distributor or according to Distributor instructions in the purchase order submitted to Supplier by Distributor.

3.8  Supplier Compliance with Applicable Export Laws

     Supplier agrees to comply with all applicable export control laws and regulations relating to the Products. Supplier will also use its best efforts to provide information necessary for Distributor to comply with all applicable export control laws and regulations relating to the Products.

3.9  Supplier Support for Importation of Products

     Supplier will use its best efforts to assist Distributor to facilitate any import processing by providing Distributor with all required documents and information.

3.10 Obsolete Demonstration Products

     Supplier shall replace by exchange obsolete Demonstration Products either purchased by Distributor or otherwise supplied to Distributor by Supplier. Such Demonstration Products which are superseded by new or updated Products, shall be exchanged by Supplier for the upgraded Product at no additional charge upon return of the outdated Product to Supplier.

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.11 Technical Support Information and Materials

     Supplier will supply all information and material required for Distributor to provide the necessary technical support. This can include, but is not limited to, Products, replacement parts including diskettes, CDs, license security devices, user manuals, special software or documents for installation or problem analysis. Supplier shall provide such information and material free of charge. In cases where replacement parts are necessary, Distributor shall return all bad or obsolete parts to Supplier.

3.12 Technical Seminars and Training

     Where appropriate and commercially reasonable, Supplier will conduct technical seminars for existing and potential users and provide training for sales and services related to the Products for the benefit of Distributor's employees. Each party shall be responsible for the expenses, including salaries, cost of transportation, meals and lodging, incurred by its own employees attending such seminars or training.

3.13 Product Warranty

     Supplier shall remove all defects in the Products, including parts thereof, which arise within 12 months of installation and acceptance verification (according to the criteria of the PO, if any) by the Licensed Customer, provided that the customer does not unduly delay installation of the Product or acceptance testing according to schedule milestones specified in the Purchase Order. In the case of an installation or acceptance test delay mandated by the customer, the warranty period shall begin 30 days following receipt of the software by the customer.

     During the Warranty Period, Supplier personnel shall answer and log all questions regarding bug fixes, known faults, and available fixes or workarounds. In the event of an occurrence of bugs or faults in the software during the Warranty Period, Customer Support shall be provided by the Supplier according to the severity of the problem experienced. When a Licensed User's ability to operate the Product or perform his normal business is impacted by a defect in the Product, Supplier must promptly advise what action is planned to correct the problem, when it will be complete, and if an interim workaround is possible.

3.14 Product Technical and Application Support

     During the first year of system operation, it shall be required that a mandatory paid support program for the Product is in force under the terms of the Purchase Order. Under the terms of this paid support program Supplier shall answer detailed technical and application questions posed by the Customer through trained Distributor application engineering personnel. Continuation of Supplier Product Technical and Application Support after expiration of the mandatory first year technical support program shall be provided only if the maintenance and support program is renewed for ensuing annual periods following the expiration date of the mandatory support program.

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.15 Confidentiality of Information

     Without Distributor's prior written consent, Supplier will not use, reproduce, disclose or otherwise make available to any person, other than Supplier's employees or agents who have a need to know such information, any and all information, written or oral, which is disclosed by Distributor to Supplier, identified as confidential information and not generally available to the public. All such information in written form deemed Confidential shall be explicitly marked as "CONFIDENTIAL" on each page of the confidential document. Confidential information provided orally to Distributor personnel, shall be identified at the time of the disclosure in written memo form, signed by appropriate Supplier and Distributor personnel engaged in an oral Confidential Disclosure situation.

3.16 Supplier Master License Agreement

     The Supplier Master License Agreement, which must be accepted by each Licensed Customer prior to utilization of the software Products, shall be modified by Supplier to appropriately reflect the role of the Distributor in representing the Supplier as the independent, exclusive (except for possible direct OEM customers of Supplier) distributor of the Products in the Territories. This modification shall be made and approved in writing by both Supplier and Distributor prior to granting of any paid Product Licenses in the Territories.

4    OBLIGATIONS AND COVENANTS OF DISTRIBUTOR

4.1  Business Processes and Marketing of Products by Distributor in the
     Territories

     Distributor shall use best efforts to plan the business and market the Products in the Territories. Distributor shall prepare, adopt, and implement a business, marketing and sales plan of reasonable scope and detail, and shall dedicate sufficient personnel and resources for the advancement and accomplishment of such plan. Supplier shall review such plan (and its updates). The plan will encompass both businesses, marketing and sales processes including but not limited to such endeavors as follows:

     4.1.1  Business Process Activities

     Business process activities refers to those practices which relate to modeling and understanding the market environment, setting strategy and tactical plans, setting sales goals and targets for the period and forecasting overall financial performance, challenges and issues. Generally these practices are exercised for 2-3 year periods at a time on an annualized basis with details enumerated for one year out and generalized trends and goals for the second and third year of the three year planning period. In addition, the detailed annual plans are typically updated on a quarterly basis as necessary to reflect required short-term changes to the plan as dictated by market conditions such as competitor or customer moves. A forecast summary, projecting sales and known or estimated customer budgeting information, shall be prepared and provided to Supplier during the first week of each calendar quarter.

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.2  Marketing and Sales Process Activities

     These processes refer to those practices and programs, which relate to messaging to and awareness development of customers and to the actual tactical activities, which relate directly to creating customers and orders. Distributor will comply with Supplier's standard policies and procedures for marketing the Products, with due consideration for the local marketing environment in the Territories. For the first year in which this agreement is in effect, it is expected that planning and execution of these will be via close cooperation of Supplier and Distributor. Later, when Distributor personnel and experience have developed (nominally over the course of one year) it is anticipated that Distributor will become more independent in the planning and execution of these processes and activities.

     4.2.1  Marketing

            Key marketing activities expected but not limited to in the first year of this agreement include:

            - Participation in Semiconductor Trade Shows in the Territories.

            - Strategic Account Visits to Present HPL Products and Services
              according to an agreed upon account presentation plan.

            - Planning and execution of seminars on HPL Products and services
              (one per quarter in 2000 recommended).

            - Direct mail campaign to alert customers to new HPL-Canon relationship.

            - Release of press releases in the Territories.

            - Distribution of Product and company literature in the territories to major customer prospects.

     4.2.2  Sales

            Distributor shall prepare a quarterly plan for sales activities including follow-through planned for existing sales opportunities as well as a new prospects "hit list." Distributor sales personnel shall provide a report on sales activity on a monthly basis via email to the VP of Business Development and Sales of Supplier. Distributor sales personnel shall maintain a customer profile sheet (sometimes referred to as a blue sheet) on each customer documenting location, requirements, budgets, contacts, assessment of opportunities and forecast. Distributor agrees to update customer profile sheets on a monthly basis and send updates via email to Suppler VP of Business Development and Sales.

            Supplier and Distributor shall cooperate aggressively to close sales as quickly as reasonably possible.

4.3  Customer Demonstration and Evaluation Product Order by Distributor

     Distributor agrees to purchase an initial suite of Supplier software Products for utilization in Distributor customer demonstration and evaluation activities. This Purchase shall encompass a single sample of all unique and new Products to be handled by Distributor in the Territories. The list of Products purchased shall be consistent with the Products being made available to Distributor as represented in Exhibit D and which are of immediate interest to potential Distributor customers.

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Customer Demonstration and Evaluation Products may be exchanged at their purchase value for credit toward new Products or may be sold to customers (up to twice per year per Product) at the discretion of the Distributor. Customer demonstration software purchased by Distributor shall be supported in terms of defect fixes and upgrade according to Supplier's normal warranty and paid support policies.

     In addition to the Customer Demonstration and Evaluation software purchased by Distributor, Supplier may make available special demonstration versions of the software as well as Distributor internal use copies at no charge to Distributor. All copies of the software purchased from or otherwise provided by Supplier to Distributor shall be subject to the license control measures then in use by Supplier. Discount and payment terms for Customer Demonstration and Evaluation Products shall be the same as specified herein for end user software license purchase except that the discount granted on Customer Demonstration and Evaluation Products shall be 40% (this discount is specifically applicable only to software licenses).

4.4  Use of Supplier Trade Names, Trademarks and Logotypes

     During the term of this agreement, Distributor may use, and agrees to use in marketing the Products, Supplier's trade names, trademarks, and logotypes. Each such use shall contain a notice that the trademarks are the property of Supplier.

4.5  Assessment of Customer Requirements

     Distributor will assist Supplier in assessing customer requirements for the Products and in developing modifications and improvements of the Products.

4.6  Reports and Forecasts

     Distributor shall furnish to Supplier, on a quarterly basis, reports as to actual and forecast sales, market conditions and competitive activity. In addition, Supplier shall provide on an annual basis, due by January 15 each year, an annual summary of results, market conditions summary in the Territories and marketing and sales plans for the coming year. Strengths, weaknesses, opportunities and threats should be identified as well in the annual report along with recommendations for improving business in the Territories. All pertinent information, which will help ameliorate Product(s), provided by customer to Distributor, whether oral or written, should be conveyed to the Supplier within one month.

4.7  Records Requirements

     Distributor will maintain, for at least two years after termination of this Agreement, its records, contracts and accounts relating to distribution of the Products, and will permit examination thereof by authorized representatives of Supplier at all reasonable times.

4.8  Product Identification Maintenance by Distributor

     Distributor will market and sell the Products without removing or altering any labels, trade names, trademarks, notices, labels, serial numbers or other identifying marks, symbols or legends affixed to any of the Products or their containers or packages.

4.9  Product Technical and Operational Knowledge

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Distributor personnel assigned to marketing, sale and support of the Products will become familiar with the technical and operational functions and features of the Products prior to selling them.

4.10 Support Engineering

     Distributor will provide support engineering personnel to acquire sufficient training to supervise and execute technical support activities throughout the Territories to meet all requirements as provided in the support policies and support plans for the Territories. Costs for such training are borne by Distributor and Supplier each for their own personnel. In the case of training in the U.S., Distributor pays expenses of the airfare, hotel, meal and labor of Distributor's attendees. In the case of training in Japan, Supplier pays expenses of the airfare, hotel, meals, and labor of Supplier's personnel required to execute the training.

4.11 Distributor Service Program

     Distributor shall maintain and operate the service program for the Products, as described in Exhibit C, and respond to and complete all service calls from its Licensed Users in a reasonable, prompt, and workmanlike manner.

4.12 Warranty Restrictions

     Distributor shall make no warranties with respect to any of the Products that exceed the Warranties made by Supplier. Those Warranties may be modified by mutual agreement and upon reasonable notice, provided, however, that such amended Warranties will have no effect for Products sold or Products which Distributor has entered into a contract to sell but has not yet delivered, except as agreed in writing by Supplier.

4.13 Confidential Information

     Distributor shall not use, reproduce, disclose or otherwise make available to any person, other than Distributor's employees or agents who have a need to know such information for the performance of its obligations hereunder, any and all information, written or oral, which is disclosed by Supplier to Distributor, identified as confidential information and not generally available to the public. Written confidential information provided exchanged between Supplier and Distributor shall be marked "CONFIDENTIAL" on each page of the document. Confidential information exchanged on an oral basis, shall be identified at the time of the exchange in written memo form, signed by appropriate Distributor and Supplier personnel involved in the oral exchange.

4.14 Distributor Compliance with Laws and Regulations

     Distributor will comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Products. In this regard, Distributor acknowledges that the Products including documentation and other technical data are subject to export controls imposed by the U.S. Export Administration Act of 1979, as amended (the "Act"), and the regulations promulgated thereunder. Distributor will not export or re-export (directly or indirectly) any Products or documentation or other technical data therefor without complying with the Act and the regulations thereunder.

4.15 Competitive Product Restriction

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Distributor shall not represent and/or distribute any software products, competing in whole or in part with Supplier's Product(s). The Distributor shall always inform the Supplier of any competing software that Distributor plans to sell, give away, install, transfer, copy, distribute, to current or potential customer(s) or client(s) within Distributor's territory. Software is considered "conflicting software" if five per cent (5%) or more of its total functionality is identical to Supplier software(s). This five percent (5%) identical functionality shall be applied on the entire existing Supplier Product line and Products that are intended to be available within the next eighteen (18) months.

5    TERM AND TERMINATION

5.1  Term of the Agreement

     Unless and until sooner terminated as provided for herein, this Agreement shall continue for a term of three full years after the date of the agreement (the "Initial Period") from March 1, 2000 to March 31, 2003 and will be deemed automatically renewed on an annual basis for an additional year and on the same conditions beginning on April 1 of the year of expiration.

5.2  Notice of Termination

     After the "Initial Period" either party may terminate this Agreement by giving the other party 6 months written notice of termination.

5.3  Termination Prior to Completion of the "Initial Period"

     Prior to the completion of the Initial Period as defined above, neither Distributor nor Supplier may choose to terminate this Agreement except as specified for "Breach" as defined in following sections of this agreement. In the event that, prior to completion of the "Initial Period," results of efforts to market and sell the Product in the Territories proves unsatisfactory to either party, the dissatisfied party may pursue a process of independent arbitration as described below in Section 14. A duly appointed arbitrator shall decide, upon examination of business process documentation between the two parties and assessment of market conditions, whether, indeed either party has failed to pursue the business according to written plans and expectations and shall make recommendations as to corrective actions, conditions for continuance of the agreement or termination of the agreement.

5.4  Termination for Breach

     In the event of a breach of any material provision, this Agreement may be terminated upon 60 days' written notice given by the terminating party to the other party, which notice shall specify the breach on which the termination is based, provided, however, that in such event this Agreement shall continue in full force and effect without regard to such notice if the other party cures the breach specified in the notice within the said 60-day period.

5.5  Causes of Termination

     This Agreement will terminate upon the occurrence of any of the following events:

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     5.5.1 All or any substantial part of the property of either party shall be condemned, seized or otherwise appropriated, or the custody or control of such property shall be assumed by any person or agency acting or purporting to act under authority of any government (de jure or de facto) or either party shall have been prevented from exercising normal managerial control over all or any substantial part of its property by any such person or agency;

     5.5.2 Either party shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for its business or of all or any substantial part of its assets, or (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or file an answer admitting the material allegations of a petition filed against either party in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing;

     5.5.3 An order, judgement or decree shall be entered without the application, approval or consent of the subject party by any court of competent jurisdiction, approving a petition seeking reorganization of the party or appointing a receiver, trustee or liquidator of its business or of all or any substantial part of its assets; or

     5.5.4 An order or notice shall be published by any government or inter-government authority requiring the cessation of trading activities with the subject party as a result of the violation of export controls or other regulatory laws.

5.6  Termination Rights of Distributor

     Upon termination of this Agreement, Distributor shall no longer have the right to act as a distributor of the Products in the Territories.

5.7  End of Distributor Representation of Supplier Upon Termination

     Upon termination of this Agreement, Distributor shall cease to represent itself as being a distributor of Supplier. Within 60 days after termination Distributor will return to Supplier all promotional materials and samples and demonstration models of the Products.

5.8  Continuity Upon Termination

     Notwithstanding termination of this Agreement upon notice as provided in preceding clauses, Supplier shall continue to provide Products in conformity with and on the terms of this Agreement. Further, in the period of six months (the "Transition Period") following a termination upon notice.

     5.8.1 Distributor will inform all Licensed Users of the termination of this Agreement and inform them to contact Supplier directly for further Information.

     5.8.2 Distributor will complete all sales activities commenced prior to the start of the transition period. Distributor shall notify Supplier, by the termination date, of a list of

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            all such accounts. The Terms of Product Sales as provided in
            Section 2 will apply to any ensuing sales in these accounts.

     5.8.3  Distributor will not commence any new sales activities.

     5.8.4 Distributor will complete any existing maintenance contracts explicitly made in writing or as a standard element of a sale or licensing provision between Customers and Distributor in conjunction with Supplier Product sales or support in the territories, until such time as Supplier has designated an alternative for completing such contracts acceptable to the Distributor and Supplier.

     5.8.5 Any requests for new maintenance contracts will be directed to Supplier.

     5.8.6 Except as necessary to support Licensed-users, property of either party in the possession of the other party and all copies thereof will be returned to the owner and no further use will be made of said property.

     5.8.7 Distributor is free to engage in commercial activities involving competitive products after 24 months have passed following the date of termination of this agreement.

5.9  Limitations of Liability

     NEITHER SUPPLIER NOR DISTRIBUTOR WILL BE LIABLE TO THE OTHER ON ACCOUNT OF TERMINATION OR EXPIRATION OF THIS AGREEMENT FOR REIMBURSEMENT OR DAMAGES, FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, THE LOSS OF GOODWILL, PROSPECTIVE PROFITS OR ANTICIPATED INCOME, OR ON ACCOUNT OF ANY EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS MADE BY EITHER SUPPLIER OR DISTRIBUTOR OR FOR ANY OTHER REASON WHATSOEVER BASED UPON OR GROWING OUT OF SUCH TERMINATION OR EXPIRATION.

     Distributor acknowledges that:

     (i) DISTRIBUTOR WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT UNDER THE LAW OF THE TERRITORIES OR OTHERWISE, OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT

     (ii) Distributor has no expectation and has received no assurances that any investment by Distributor in the promotion of the Products will be recovered or recouped or that Distributor will obtain any anticipated amount of profits by virtue of this Agreement, and

     (iii) Distributor will not have or acquire by virtue of this Agreement or otherwise any vested, proprietary or other right in the promotion of the Products or in "goodwill" created by its efforts hereunder.

     THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR SUPPLIER TO ENTER INTO THIS AGREEMENT

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     AND THAT SUPPLIER WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

6    INDEMNIFICATION AND LIMITATION OF LIABILITY

6.1  General Indemnification

     Distributor hereby agrees to indemnify and hold Supplier harmless from and against any and all damages, liabilities, fines or expenses incurred by Supplier as a result of Distributor's breach of any provision hereof.

6.2  Supplier Limited Warranty

     SUPPLIER MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF SUPPLIER PRODUCTS OR AS TO SERVICE TO DISTRIBUTOR OR TO ANY OTHER PERSON, EXCEPT AS SET FORTH IN SUPPLIERS LIMITED WARRANTY ACCOMPANYING DELIVERY OF THE PRODUCTS. SUPPLIER RESERVES THE RIGHT TO CHANGE THE WARRANTY AND SERVICE POLICY SET FORTH IN SUCH LIMITED WARRANTY, OR OTHERWISE, AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO DISTRIBUTOR OR TO ANY OTHER PERSON. TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUPPLIER HEREBY EXCLUDES ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

     REGARDLESS WHETHER ANY REMEDY SET FORTH HEREIN OR IN SUPPLIER'S LIMITED WARRANTY ACCOMPANYING DELIVERY OF THE PRODUCTS FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, SUPPLIER WILL NOT BE LIABLE FOR ANY LOST PROFITS OR FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY DISTRIBUTOR, ITS CUSTOMERS OR OTHERS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PRODUCTS, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.3  Limitations and Disclaimers as Essential Basis of Bargain

     Distributor acknowledges that Supplier has set its prices and entered into this Agreement in reliance on the disclaimers of liability, the disclaimers of warranty and the limitations of liability set forth in this Agreement and that the same form an essential basis of the bargain between the parties.

7    Relationship of the Parties

     Neither Distributor, nor any employee of Distributor, shall be considered an employee or agent of Supplier for any purpose. Unless otherwise expressly authorized in writing by the other party hereto, neither party shall have the right or authority to assume or create any responsibility, express or implied, on behalf of or in the name of the other party hereto, or

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     to bind the other party in any manner whatsoever, or to accept payment from any person on behalf of the other party.

8    ASSIGNMENT

8.1  No Assignment Without Consent

     Neither this Agreement nor any right, title, interest or obligation hereunder may be assigned or otherwise transferred by either party or their assignees, transferees or successors in interest without the prior written consent of the other party. This Agreement shall inure to the benefit of such assignees, transferees and other successors in interest of the parties in the event of an assignment or other transfer made consistent with the provisions of this Agreement.

8.2  Distributor Affiliate Assignment

     By its signature to the Agreement, Supplier consents to the assignment of this Agreement to Distributor's affiliated companies in the respective geographical areas set forth in Exhibit B attached hereto.

9    FORCE MAJEURE

     Neither party shall be liable for any breach of this Agreement occasioned by an act of God, labor dispute, unavailability of transportation, goods or services, governmental restrictions or actions, war (declared or undeclared) or other hostilities, or by any other event, the condition or cause of which is beyond the control of such party. In the event of non-performance or delay attributable to any such causes, the period for performance of the applicable obligation hereunder will be extended for a period equal to the period of delay. However, the party so delayed shall use its best efforts, without obligation to expend substantial amounts not otherwise required under this Agreement, to circumvent or overcome the cause of the delay. In the event that any such delay exceeds 60 days, either party may at its option terminate this Agreement effective immediately by giving written notice thereof to the other party.

10   NOTICES

     Any notice required to be given hereunder shall be deemed to have been effectively given only when delivered personally to an officer of the applicable party, or when first sent by telex or FAX and confirmed by registered mail, addressed to the applicable party at its address set forth below, or at such other address as such party may hereafter designate as the appropriate address for the receipt of such notice:

            To Supplier at:    HPL Inc.
                               2033 Gateway Place
                               San Jose, CA 95110
                               USA

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

            To Distributor at: Canon Sales Co., Inc.
                               2-12-23, Konan, Minato-Ku
                               Tokyo 108-0075, Japan

11   WAIVER AND SURVIVAL

11.1 Waiver Limitations

     No waiver by either party of strict compliance with all terms and conditions of this Agreement shall constitute a waiver of any subsequent failure of the other party to comply strictly with each and every term and condition hereof.

11.2 Survival of Agreement Provisions

     Those provisions of this Agreement which are intended by their nature to extend beyond termination shall survive in accordance with their terms.

12   COMPLETE AGREEMENT

     This Agreement constitutes the entire agreement between the parties relating to the subject matter contained herein and it supersedes any and all prior agreements between them. If any provision, or application hereof, of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications that can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had not been contained herein. This Agreement may be amended or otherwise modified only by a written document signed by authorized representatives of the parties.

13   COUNTERPARTS

     This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which shall constitute but one instrument.

14   ARBITRATION AND LAW APPLICABLE

14.1 Dispute Resolution Via Arbitration

     Any dispute between the parties arising out of or in connection with this Agreement that cannot be settled amicably between the parties, shall be finally resolved by arbitration. Disputes, subject to arbitration hereunder, shall be resolved by a panel of three independent impartial arbitrators, one each to be nominated by the parties respectively and the third (who shall be Chairman) to be nominated by the first two arbitrators. Arbitration proceedings shall be conducted in California, United States of America in the English language, pursuant to the substantive law of the State of California as if the matter were between two California residents, without giving effect to choice of law principles thereof and excluding the Convention on Contracts for the International Sale of Goods.

14.2 Rights Regarding Arbitration Documents Review

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Either party shall have the right to review, prior to the submission of its case to the arbitration panel, any and all documents in the possession of the other party which relate to such other party's performance under, or the conduct of its activities in connection with this Agreement.

14.3 Arbitration Law to be Applied

     The arbitration panel shall apply the substantive laws of The United States of America to resolve disputes arising hereunder (without giving effect to the choice of law principles thereof).

14.4 Governing Language

     The governing language of this Agreement shall be English.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

     DISTRIBUTOR                         SUPPLIER
     -----------                         --------

       /s/ Hiroshi Shibuya                      /s/ David Y. Lepejian
Signed -----------------------------     Signed -----------------------------

               Hiroshi Shibuya                          David Y. Lepejian
Print Name -------------------------     Print Name -------------------------

                                               President and Chief Executive
      Director & Group Executive               Officer
Title ------------------------------     Title ------------------------------

      3/24/2000                                3/15/2000
Date: ------------------------------     Date: ------------------------------

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                      EXHIBIT A. STANDARD PRODUCTS PRICING

A_1. SUPPLIER SUGGESTED INTERNATIONAL LIST PRICES AND DISTRIBUTOR DISCOUNTS

Supplier shall provide Distributor with a price list specifying the Suggested International List Price of licenses to utilize its Products. In addition, Supplier shall provide guidelines as to pricing for support services (such as mandatory first year technical support, premium levels of technical support, data integration and installation) and its support Products (turnkey services, paid evaluations, etc.).

Supplier shall assist Distributor in preparation of Customer price quotations as required. Distributor may request that quotations for a given set of customer requirements be prepared by Supplier or Distributor may prepare a proposed customer quotation and request that Supplier sales support or marketing personnel check and validate the quotation in question. Negotiation appropriate to assure the sale, meet competitive challenges and set discount or other incentives in place shall be the joint responsibility of the Supplier and Distributor.

Subject to the foregoing, the wholesale price paid for Product or license fees by Distributor will be calculated according to the end customer purchase order price and the suggested international list price (SILP) as follows:

             CUSTOMER PURCHASE
                ORDER PRICE                    DISCOUNT TO SUPPLIER
             -----------------                 --------------------
             SILP+[***]% or more               [***]%
             SILP-[***]% to SILP+[***]%        [***]%
             (SILP-[***]%) to (SILP-[***]%)    [***]%
             Less than (SILP-[***]%)           Negotiated and only by written agreement

Generally, discounts (if any) which are made available to customers are applicable to software license fees only. Discounts specifically shall not apply to support programs, data integration, installation, custom software development, or hardware. Distributor discounts for support Products and services are to be specified in the Support Plan for the Territories to be completed as specified in Exhibit C. All prices provided to Distributor by Supplier shall be in constant US Dollars.


A_2. PLAN AND PROCESS FOR REVIEW AND REVISION OF PRICING.

Pricing reviews will take place on an annual basis or as mutually agreed to by the Companies. In the event of a market or business stimulus judged to require pricing action according to the judgment of either company, a written request and proposal for pricing review shall be made to the other company and such request shall be reasonably honored. In the event that pricing consistent with the current transfer price is not appropriate to the prevailing competitive environment, the parties will meet to discuss revised pricing. The principle shall be that if gross margin is reduced in response to a competitive situation, the parties share the reduction.

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

A_3. CURRENCY TO CURRENCY VALUATION ADJUSTMENTS

Distributor shall be responsible for price adjustments pertaining to the valuation of local currency versus the US Dollar. Payment will be in US Dollars according to purchase order amounts regardless of the valuation of local currency vs. the US Dollar.


A_4. PRODUCTS CURRENTLY AVAILABLE

     - Memory Yield Director

     - Defect YIELDirector

     - Parametric YIELDirector

     - ABACuS Signature Classification

     - BitMap Navigator

     - Layout Navigator

     - NavigatorPro Navigator

     - Yield Projector

     - Reflex

     - LayoutView w/cross-sectioning

     - Safari

     - Integrated Yield Management Training and Consulting Services

     - Custom Software Development Service

     - Custom Configured Solutons Based on above products

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

              EXHIBIT B. TERRITORIES ASSIGNED UNDER THIS AGREEMENT

The Territories covered by this Distribution Agreement and the company acting as the respective distributor in each of those Territories is as follows:

--------------------------------------------------------------------------

GEOGRAPHIC REGION    HPL EXCLUSIVE DISTRIBUTOR FOR NONE OEM PRODUCTS
--------------------------------------------------------------------------
Japan                Canon Sales Co., INC.
--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                         EXHIBIT C. SUPPORT OBLIGATIONS

SUPPORT SERVICES FOR SEMICONDUCTOR YIELD MANAGEMENT SOFTWARE

Supplier and Distributor together acknowledge that a critical success factor for the Supplier-Distributor business relationship provided for in this agreement is shared clear understanding and responsibility of customer support applicable to the Yield Management Software Business. End use customers of the Products and Services demand a very high standard for support of the software they apply in their businesses.

During the first 90 days following mutual approval of this agreement, Supplier and Distributor shall together prepare a support strategy and plan which ensures that customers for Supplier Products in the Territories may be fully supported according to equivalent competitive practices and the expectations of Yield Management Software Products by customers in the Territories. Distributor discounts and compensation for Support Products and Services shall be specified according to the Support Strategy and Plan.

Wherever appropriate, support offered in the Territories shall be consistent with Global Support Programs set in place by Supplier. However, in recognition of market differences, Distributor shall cite appropriate business case and customer demand differences which shall be factored into support programs and strategies for the Territories.

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT D. DEMONSTRATION AND EVALUATION PRODUCT ORDER BY DISTRIBUTOR

As provided in 4.3, Distributor shall place an order to Supplier for demonstration and evaluation samples upon completion of this agreement as follows:

Qty     Product Name                                       Demo Unit Price
---     ------------                                       ---------------
1 ea    3-User Memory Yield Director                         $[***]

1 ea    ABACuS Signature Classification System               $[***]

1 ea    BitMap Navigator                                     $[***]

1 ea    NavigatorPro Navigator                               $[***]

1 ea    Yield Projector                                      $[***]

1 ea    LayoutView w/cross-sectioning                        $[***]

1 ea    Defect YIELDirector (3 Users)                        $[***]

1 ea    Parametric YIELDirector (3 Users)                    $[***]

1 ea    Safari (Requires Unix Workstation)                   $[***]

1 ea    Reflex                                               $[***]

      TOTAL DEMO/EVALUATION PRODUCT PURCHASE                 $[***]

      DISCOUNTED PRICE TO DISTRIBUTOR (LESS 40%)             $[***]

FUTURE NEW DEMO PRODUCTS TO BE PURCHASED DURING CALENDAR YEAR 2000

1 ea    YIELD PROJECTOR DDE                                     TBD

1 ea    YIELD PROJECTOR S-o-C                                   TBD

The discount allowed on demo Product purchases is limited to software licenses only as described in Section 4 and Exhibit A, and does not apply to installation maintenance nor does it apply to additional custom work.

Note That the Demo units represents the lower bound of software configuration and pricing. These pricing or configuration should not be used for customer quotations.

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

           EXHIBIT E. SPLIT COMPENSATION FOR MULTI-TERRITORY SALE AND
                         SUPPORT RESPONSIBILITY SHARING

It is likely that Distributor and Supplier may be involved in transactions involving multi-national customers in which the actual sales process, evaluation, sale, installation and post-installation support may be spread across territorial boundaries and shared among multiple distribution and support partners. In such an event, the terms of revenue sharing should be agreed among all partners in writing. However, the general approach for split of software license revenue credit among distributors shall proceed along the following guidelines:

Original Product sales presentations and demonstrations         [***]%

Secondary, localized Product sales and presentations process    [***]%

(In the event that both processes are deemed equal in magnitude and decision impact a total of 30% shall be split evenly between the distributors).

Customer Order Submittal Support and Acceptance Processing      [***]%
Including Development of Acceptance Criteria and Payment
Terms and Conditions

Local Installation and Acceptance                               [***]%

On-going Warranty, Maintenance and Application Support          [***]%

Revenue for services, support and hardware generally will be credited to the Distributor in the territory in which the Supplier software is installed except as otherwise specified by written agreement among Supplier and Distributors involved in the multi-national transaction. Supplier vs. Distributors portions of this revenue shall be governed by the discount price structure defined in Exhibit A.

[*]  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.